UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of the Tennessee Valley Authority (“TVA”), at its November 4, 2010 public meeting, approved modifications to TVA’s Executive Long-Term Incentive Plan (“ELTIP”) performance measures and adjusted the compensation for Tom Kilgore.  These items are discussed in more detail below.

ELTIP Performance Measures

For the fiscal year (“FY”) 2010-2012 ELTIP performance cycle, the Board approved replacing the Cultural Health Index (“CHI”) performance measure with an Organizational Health Index (“OHI”) performance measure.  With this change, the performance measures along with their associated weights and targets for the FY 2010-2012 ELTIP performance cycle are as follows:

Performance Measure	Weight	Threshold (50%)	Target (100%)	Maximum (150%)
Retail Rates Relative Position (FY 2009-2011)1	50%	12th	8th	6th
System Reliability Load Not Served (FY 2010-2012)2	30%	7.8	5.9	3.8
Responsibility Organizational Health Index (FY 2010-2012)3	10%	55.0	58.0	61.0
Stakeholder Survey (FY 2010-2012)4	10%	78.0	80.0	82.0

     1 For the FY 2010-2012 performance cycle, TVA will compare its retail rates to the retail rates of 23 peer utilities.

     2 Load Not Served, which is measured in system minutes, is equal to the product of (1) the percentage of total load not served and (2) the number of minutes in the period, and excludes events during declared major storms.

     3 The Organizational Health Index measures and tracks the organizational elements that drive TVA’s performance culture.  The performance targets are based upon an improvement plan that would result in improvement from the FY 2009 OHI survey (Threshold), second quartile performance in FY 2012 (Target), and mid-second quartile performance in FY 2012 (Maximum).

     4 The Stakeholder Survey is conducted among residents, public officials, economic development leaders, and business and community leaders in the Tennessee
     Valley and measures the external reputation and perception of TVA in how it responds to its strategic objectives.  Threshold is equal to an increase in performance by one point per year.  Target is equal to a return to FY 2008 levels by FY 2012.  Maximum is equal to a return to FY 2008 levels by FY 2011 and an increase over FY 2008 levels by FY 2012.

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In addition, for the ELTIP performance cycle ending on September 30, 2013, the Board approved (1) adding an OHI performance measure and (2) revising other performance measures and related weights and targets.  With these changes, the performance measures along with their associated weights and targets for the FY 2011- 2013 ELTIP performance cycle are as follows:

Performance Measure	Weight	Threshold (50%)	Target (100%)	Maximum (150%)
Retail Rates Relative Position (FY 2010-2012)1	40%	3rd	2nd	1st
System Reliability Load Not Served (FY 2011-2013)2	30%	7.8	5.9	3.8
Responsibility Organizational Health Index (FY 2013)3	20%	61.0	66.0	71.0
Stakeholder Survey (FY 2011-2013)4	10%	79.0	81.3	83.3

     1 Beginning with the FY 2011-2013 performance cycle, TVA will compare its retail rates to the retail rates of 10 regional utility holding companies.  For FY 2007 to
     2009, TVA’s rates ranked fourth out of these 10 companies.

      2 Load Not Served, which is measured in system minutes, is equal to the product of (1) the percentage of total load not served and (2) the number of minutes in the period, and excludes events during declared major storms.

      3 The Organizational Health Index measures and tracks the organizational elements that drive TVA’s performance culture.  The performance targets are based upon an improvement plan that would result in mid-second quartile performance in FY 2013 (Threshold), top-second quartile performance in FY 2013 (Target), and top quartile performance in FY 2013 (Maximum).

     4  The Stakeholder Survey is conducted among residents, public officials, economic development leaders, and business and community leaders in the Tennessee
     Valley and measures the external reputation and perception of TVA in how it responds to its strategic objectives.  Threshold is equal to an increase in performance by one point per year.  Target is equal to a return to FY 2008 levels by FY 2012 and maintain.  Maximum is equal to an increase over FY 2008 levels by FY 2012 and maintain.

The Board’s action did not affect the performance measures for the performance cycle ending on September 30, 2011, or the performance cycle ended on September 30, 2010.  The performance measures for these performance cycles are described in TVA’s Annual Reports on Form 10-K for the years ended September 30, 2009, and September 30, 2008.

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Compensation for Tom Kilgore

The Board approved an adjustment to Tom Kilgore’s compensation beginning in FY 2011.  This adjustment consists of an additional incentive-based long-term deferred compensation agreement under which credits calculated at a rate of $325,000 per year may be awarded based upon the achievement of specific long-term goals. As a part of this approval, the Board delegated to its Chairman, in consultation with the appropriate Board committee and with input from individual Board members, the authority to set and approve the goals and the periods of performance for such goals under this agreement, rate the performance of Mr. Kilgore with respect to the goals, and approve any awards to Mr. Kilgore under this agreement based on such performance.

No other adjustments were made to Mr. Kilgore’s compensation; accordingly, for FY 2011, Mr. Kilgore’s base salary will remain $850,000, his executive annual incentive plan incentive opportunity will remain 100 percent of base salary, his ELTIP incentive opportunity will remain 150 percent of base salary, and the credit under his existing long-term deferred compensation agreement will remain $300,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: November 9, 2010	By:	/s/ John M. Thomas, III
John M. Thomas, III
Chief Financial Officer

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